Exhibit 3.64

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use.

Article 1 –Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

LGI Leasing, LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 –Registered Agent and Registered Office
(See instructions. Select and complete either Aor B and complete C.)
☑	A.	The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
OR
☐	B.	The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

211 E. 7th Street, Suite 620	Austin	TX	78701-3218
Street Address	City	State	Zip Code

Article 3—Governing Authority
(Select and complete eitherA or B and provide the name and address of each governing person.)

☑ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.
☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individua1 or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

LGI Homes Group, LLC
Organization Name
ADDRESS
1450 Lake Robbins Drive, Suite 430	The Woodlands		TX	USA	77380
Street or Mailing Address	City		State	Country	Zip Code

Form 205

GOVERNING PERSON 2
NAME (Enter the name of either an individua1 or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City		State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individua1 or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City		State	Country	Zip Code

Article 4 – Purpose
The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if  any, is incorporated herein by reference.]

Form 205

Organizer

The name and address of the organizer:

Meg Britton
Name

1450 Lake Robbins Drive, Ste 430	The Woodlands	TX	77380
Street or Mailing address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not  more than ninety (90) days from the date of signing. The delayed  effective date is:__________________________
C. ☐ This document takes effect upon the occurrence of the future event  or fact, other than the passage of time. The 90th day after the date of signing is:_____________________
The following event  or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.
Date:	October 21, 2016
/s/ Meg Britton
Signature of organizer

Meg Britton
Printed or typed name of organizer

Form 205